UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT ursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2004

HEALTHSOUTH Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407

(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, Including Area Code)

ITEM 5.	Other Events and Required FD Disclosure.

HEALTHSOUTH Corporation today issued a press release announcing that it is extending its solicitation of consents from holders of its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008, 8.375% Senior Notes due 2011 and 7.625% Senior Notes due 2012 until 11:59 p.m., New York City Time, on May 27, 2004. The consent solicitations, which commenced on March 16, 2004, were previously scheduled to expire at 11:59 p.m., New York City Time, on May 20, 2004.

A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated:	May 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

99	Press release of HEALTHSOUTH Corporation dated May 21, 2004.